EXHIBIT 99.1

                                  Exhibit 4(b)
                    Endorsements (END00094, EA122, END00101,
                         END00102, END.88.07.90, EA121)


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                    WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                   ENDORSEMENT

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This Endorsement may be used only with Contracts purchased by a pension, profit-sharing, or other similar plan qualified under section 401(a) of the Internal Revenue Code, including a section 401(k) plan (the "Plan"), where the Plan trustee is the Owner.

As of the date of the first Loan Application for this Contract, the following provisions are added to the Contract:

                            CONTRACT LOANS PROVISIONS

The Owner has the sole responsibility for requesting loans and making loan repayments that comply with applicable tax and ERISA requirements.

CONTRACT LOANS. After the Right To Examine Contract period and during the Accumulation Period, the Owner can borrow against the Contract an amount which may not exceed the lesser of (1) 50% of the Cash Value or (2) $50,000 reduced by the highest outstanding loan balance during the 1-year period ending on the day before the loan date. However, if the Cash Value is less han $20,000, the Owner may borrow against the Contract the lesser of (1) 80% of the Cash Value or (2) $10,000. In all events, the minimum loan amount is $1,000.

When a loan is made, an amount equal to the loan will be withdrawn from the Accounts and transferred to the loan reserve. The loan reserve is a part of the Fixed Account to be used as collateral for any contract loan. If no Account is specified, the loan will be made from each Account in accordance with the Owner's current payment allocation. Amounts transferred to the loan reserve do not participate in the investment experience of the Accounts from which they were withdrawn.

The loan date is the date we process a loan request. We reserve the right to require payment of a fee to cover loan processing and set-up expenses. Loan payments will usually be made within seven days of the date we receive a proper loan request accompanied by any required processing fee, subject to the Contract Payment section of the General Provisions of this Contract. This Contract will be the sole security for the loan. We reserve the right to limit the number of loans the Owner may make in a contract year.

At each contract anniversary, we will compare the amount of the outstanding loan to the amount in the loan reserve. We will also make this comparison anytime the Owner repays all or part of the loan. At each such time, if the amount of the outstanding loan (plus any unpaid interest) exceeds the amount in the loan reserve, we will withdraw the difference from the Accounts and transfer it to the loan reserve, in the same fashion as when a loan is made. If the amount in the loan reserve exceeds the amount of the outstanding loan, we will withdraw the difference from the loan reserve and transfer it to the Accounts in accordance with the Owner's current payment allocation. However, we reserve the right to require the transfer to the Fixed Account if the amount was transferred from the Fixed Account to establish the loan.

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LOAN INTEREST. Interest on any loan will be at the annual contract loan rate of
6%, in arrears, unless a higher rate is requested by the Owner in the Loan Application. (See "Repayment of Loans" below.)

Amounts in the loan reserve will earn interest at a minimum guaranteed effective annual interest rate of 4% per year. We may declare from time to time higher current interest rates. Different current interest rates may be applied to the loan reserve than the rest of the Fixed Account.

REPAYMENT OF LOANS. Principal and interest must be repaid in substantially level quarterly payments over a 5-year period or, if the loan is used to acquire the Owner's principal residence, a 10, 15 or 20-year period, but not beyond the year the Owner attains age 70-1/2. If a quarterly installment is not received within a 31-day grace period, a partial withdrawal will be made from the Contract equal to the quarterly amount of principal and interest due, and any applicable charges under this Contract, including a withdrawal charge. While the Contract is in force and during the Accumulation Period any loan may be repaid in full.

If not repaid, loans will automatically reduce the amount of any Death Benefit Proceeds, the amount payable upon a partial withdrawal or surrender of the Contract and the amount applied on the Maturity Date to provide annuity payments.

If the Contract loan at any time exceeds the Cash Value of the Contract, we will mail a notice to the last known address of the Owner and any assignee of record. If the excess amount is not paid to us within 31 days after mailing of the notice, this Contract will terminate without value.

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Signed for us at our Office in Clearwater, Florida.




/s/ WILLIAM H. GEIGER                                /s/ JOHN R. KENNEY
----------------------                               ------------------
William H. Geiger                                    John R. Kenney
Secretary                                            President


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                    WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                   ENDORSEMENT

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This Endorsement may be used only with Contracts purchased pursuant to a Tax
Sheltered Annuity Plan under Section 403(b) of the Internal Revenue Code that is not subject to the Employee Retirement Income Security Act of 1974.

The following provisions are added to the Contract, effective as of the date of the first Loan Application for this Contract:

                            CONTRACT LOAN PROVISIONS

The Owner has the sole responsibility for requesting loans and making loan repayments that comply with applicable tax requirements.

CONTRACT LOANS. After the Right To Examine Contract period and during the Accumulation Period, the Owner can borrow against the Contract an amount which may not exceed the lesser of (1) 50% of the Annuity Value or (2) $50,000 reduced by the highest outstanding loan balance during the 1-year period ending on the day before the loan date. However, if the Annuity Value is less than $20,000, the Owner may borrow against the Contract the lesser of (1) 80% of the Annuity Value or (2) $10,000. In all events, the minimum loan amount is $1,000.

When a loan is made, an amount equal to the loan will be withdrawn from the Accounts and transferred to the loan reserve. The loan reserve is part of the Fixed Account to be used as collateral for any contract loan. If no Account is specified, the loan will be made from each Account in proportion to the value each bears to the Annuity Value. Amounts transferred to the loan reserve do not participate in the investment experience of the Accounts from which they were withdrawn.

The loan date is the date we process a loan request. We reserve the right to require payment of a fee to cover loan processing and set-up expenses. Loan payments will usually be made within seven days of the date we receive a proper loan request accompanied by any required processing fee, subject to the Contract Payment section of the General Provisions of this Contract. This Contract will be the sole security for the loan. We reserve the right to limit the number of loans the Owner may make in a contract year.

At each contract anniversary, we will compare the amount of the outstanding loan to the amount in the loan reserve. At each such time, if the amount of the outstanding loan (plus any unpaid interest) exceeds the amount in the loan reserve, we will withdraw the difference from the Accounts and transfer it to the loan reserve, in the same fashion as when a loan is made. If the amount in the loan reserve exceeds the amount of the outstanding loan, we will withdraw the difference from the loan reserve and transfer it to the Accounts in accordance with the Owner's current payment allocation. However, we reserve the right to require the transfer to the Fixed Account if the amount was transferred from the Fixed Account to establish the loan.

LOAN INTEREST. Interest on any loan will be at the annual contract loan rate of 6%, in arrears. (see "Repayment of Loans" below.)

Amounts in the loan reserve will earn interest at a minimum guaranteed effective annual interest rate of 4% per year. We may declare from time to time higher current interest rates. Different current interest rates may be applied to the loan reserve than the rest of the Fixed Account.

REPAYMENT OF LOANS. Principal and interest must be repaid in substantially level quarterly payments over a 5-year period or, if the loan is used to acquire the Owner's principal residence, a 10, 15 or 20-year period, but not beyond the year the Owner attains age 70-1/2. Owners will be allowed a 31 day grace period from the installment due date. If a quarterly installment is not received within the 31 day grace period, a deemed distribution of the entire amount of the outstanding principal, interest due, and any applicable charges under this Contract, including a withdrawal charge, will take place. This distribution may be subject to income tax and a penalty tax and may cause the Contract to fail to qualify under Section 403(b) of the Internal Revenue Code. While this Contract is in force and during the Accumulation Period any loan may be repaid in full.

If not repaid, loans will automatically reduce the amount of any Death Benefit Proceeds, the amount payable upon a partial withdrawal or surrender of the Contract and the amount applied on the Maturity Date to provide annuity payments.

If the Contract loan at any time exceeds the Cash Value of the Contract, we will mail a notice to the last known address of the Owner and any assignee of record. If the excess amount is not paid to us within 31 days after mailing of the notice, this Contract will terminate without value.

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Signed for us at our Office in Clearwater, Florida.


/s/ WILLIAM H. GEIGER                                /s/ JOHN R. KENNEY
----------------------                               ------------------
William H. Geiger                                    John R. Kenney
Secretary                                            President

                                     Page 2

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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                   INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

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This Endorsement is part of the Contract. The Contract as amended is intended to qualify as an individual retirement annuity under Section 408(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The following provisions apply and replace any contrary provisions of the Contract. The Owner will be responsible for determining that contributions and distributions under this Contract comply with the following provisions:

(1) The Owner must be the Annuitant. Any provision of the Contract that would allow joint ownership, or that would allow more than 1 person to share distributions, is deleted.

(2) The Contract is not transferable or assignable (other than pursuant to a divorce decree in accordance with applicable law) and is established for the exclusive benefit of the Owner and the Owner's beneficiaries. It may not be sold, assigned, alienated, or pledged as collateral for a loan or as security.

(3)   The Owner's entire interest in the Contract shall be nonforfeitable.

(4) Purchase payments shall be in cash. Except for purchase payments that are rollover contributions described in Sections 402(a)(5), 402(a)(6)(F), 402
      (a)(7), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code, purchase payments for any calendar year may not exceed $2,000 (or other applicable limit specified in the Code).

(5) Distributions must commence no later than April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2 and shall be payable in substantially equal amounts, no less frequently than annually, in a form and manner that accords with Code section 408(b)(3) and the regulations thereunder; provided that distributions are not required to commence under this Contract so long as distributions in the required form and amount are received from any other individual retirement plans maintained by the Owner.

(6) (a) If the Owner dies after distribution of the Owner's interest in the Contract has commenced, the remaining interest in the Contract will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Owner's death.

      (b) If the Owner dies before distribution has begun, the entire interest in the Contract must be distributed at a time and in a form and manner that accords with Code section 408(b)(3) and the regulations thereunder.

(7) We reserve the right to amend this Contract or Endorsement to the extent necessary to qualify as an individual retirement annuity for federal income tax purposes.

(8) This Endorsement is effective as of the Contract Date.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definition, and provisions of the Contract.

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Signed for us at our Office in Clearwater, Florida.



/s/ WILLIAM H. GEIGER                                /s/ JOHN R. KENNEY
----------------------                               ------------------
William H. Geiger                                    John R. Kenney
Secretary                                            President

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                           QUALIFIED PLAN ENDORSEMENT

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This Endorsement is part of the Contract. This Contract is issued to or purchased by the trustee of a pension or profit-sharing plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The following provisions apply and replace any contrary Contract provisions:

(1) Except as allowed by the qualified pension or profit-sharing plan of which this Contract is a part, the Contract may not be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company.

(2) This Contract shall be subject to the provisions, terms and conditions of the qualified pension or profit-sharing plan of which the Contract is a part. Any payment, distribution or transfer under this Contract shall comply with the provisions, terms and conditions of such plan as determined by the plan administrator, trustee or other designated plan fiduciary. The Company shall be under no obligation either (a) to determine whether any such payment, distribution or transfer complies with the provisions, terms and conditions of such plan or with applicable law, or (b) to administer such plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984.

(3) Notwithstanding any provision to the contrary in this Contract or the qualified pension or profit-sharing plan of which this Contract is a part, we reserve the right to amend or modify this Contract or Endorsement to the extent necessary to comply with any law, regulation, ruling or other requirement deemed by us to be necessary to establish or maintain the qualified status of such pension or profit-sharing plan.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definition, and provisions of the Contract.

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Signed for us at our Office in Clearwater, Florida.



/s/ WILLIAM H. GEIGER                                /s/ JOHN R. KENNEY
----------------------                               ------------------
William H. Geiger                                    John R. Kenney
Secretary                                            President

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                   ENDORSEMENT

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This endorsement amends the attached Annuity Contract (the "Contract") as follows:

If you are confined to a nursing care facility (as defined below) for thirty
(30) consecutive days or longer, we will waive all withdrawal charges on surrenders or partial withdrawals from the contract, as follows. Such confinement must begin after the contract date. We must receive satisfactory written evidence of such confinement within two (2) months after the confinement ends. We will waive withdrawal charges under this endorsement only for surrenders and withdrawals made during such confinement or within two (2) months after the confinement ends.

"You" means the owner or a joint owner of the Contract. "We" or "Us" means Western Reserve Life Assurance Co. of Ohio.

"Nursing Care Facility" means a skilled or intermediate care facility which meets all of these tests: (1) It must be legally operated to provide skilled or intermediate nursing care to patients at their expense. (2) It must provide licensed nursing care by a registered, licensed practical or vocational nurse (RN, LPN, or LVN); it must do so 24 hours a day under the direction of a physician or registered nurse (RN). (3) It must keep daily medical records for each patient. (4) It is not: a custodial care facility; a home for the aged; an adult congregate living facility; an adult day care center; nor a place mainly for rest, retirement care, or the treatment of alcoholism, mental illness, or drug abuse. It is not a hospital but it may be part of a hospital. A bed, ward, unit or wing not meeting all of the above tests is not considered part of such Nursing Care Facility.

  "Skilled or Intermediate Nursing Care" means care using professional nursing methods and procedures administered by licensed health care personnel. Such care includes: post-hospital care; rehabilitation nursing care; maintenance therapy; administration of medications which cannot be self-administered; injections; and catheterization.

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Signed for the Company at its Administrative Office as of the Contract Date set
forth in the Contract, unless a different date is shown here.



/s/ WILLIAM H. GEIGER                                /s/ JOHN R. KENNEY
----------------------                               ------------------
William H. Geiger                                    John R. Kenney
Secretary                                            President

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                        TAX SHELTERED ANNUITY ENDORSEMENT

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This Endorsement is part of the Contract. This Contract is issued in connection with a tax sheltered annuity plan described in section 403(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The following provisions apply and replace any contrary Contract provisions. The Owner shall be responsible for determining that contributions and distributions under this Contract comply with the following provisions:

(1) This Contract may not be transferred, sold, assigned, discounted or pledged either as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company.

(2)   The Annuitant shall be the sole Owner.

(3) Distributions shall commence no later than April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2; provided, however, that if this Contract is issued in connection with a government or church sponsored Section 403(b) annuity plan, the distributions shall commence no later than April 1 of the calendar year following the later of the calendar year in which the Owner retires or attains age 70 1/2; and provided further, that distributions are not required to commence under this Contract so long as distributions in the required form and amount are received from any other Section 403(b) program maintained by the Owner.

(4) With respect to any amount which becomes payable under the Contract during the lifetime of the Owner, such payment shall commence on or before the date specified in paragraph 3 of this Endorsement and shall be payable in a form and manner that accords with section 403(b)(10) of the Code and the regulations thereunder.

(5) (a) If the Owner dies after distribution of his or her interest in the Contract has commenced, the remaining interest in the Contract will continue to be distributed at least as rapidly as under the method of distribution being used immediately preceding the Owner's death.

      (b) If the Owner dies before distribution of his or her interest in the Contract has commenced, the entire interest in the Contract shall be distributed at a time and in a form and manner that accords with Code section 403(b)(10) and the regulations thereunder.

(6) Distributions shall not be made prior to the date the Owner attains age 59-1/2, separates from service, dies, becomes disabled or incurs a hardship within the meaning of Code section 403(b)(11), to the extent such distribution is attributable to (a) contributions made pursuant to a salary reduction agreement (except to the extent attributable to assets held as of the close of the last year beginning before January 1, 1989) or
      (b) amounts transferred to this Contract from a contract or account that were subject to such conditions. In the event of hardship, income attributable to such contributions or amounts shall not be distributed.

(7) If this Contract is issued under the Texas Optional Retirement Program, distributions shall be made only on (a) termination of employment in the Texas public institutions of higher education, (b) retirement, or (c) death. The Owner (or the Owner's beneficiary, in the event of the Owner's death) must provide to us a certificate of termination from the employer or a certificate of death before distributions will be made.

(8) Contributions made pursuant to a salary reduction agreement in connection with the plan under which this Contract is purchased may not in any taxable year exceed the amount specified in Code section 402(g)(4).

(9) This Contract shall be subject to and interpreted in conformity with the provisions, terms and conditions of the tax-sheltered annuity plan document of which this Contract is a part, if any, and with the terms and conditions of section 403(b) of the Code, the regulations thereunder, and other applicable law (including without limitation the Employee Retirement Income Security Act of 1974, as amended, if applicable), as determined by the plan administrator or other designated plan fiduciary or, if none, the Owner. We shall be under no obligation either (a) to determine whether any contribution, distribution or transfer under the Contract complies with the provisions, terms and conditions of such plan or with applicable law, or (b) to administer such plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984.

(10) Notwithstanding any provision to the contrary in this Contract or the tax-sheltered annuity plan of which this Contract is a part, if any, we reserve the right to amend or modify this Contract or Endorsement to the extent necessary to comply with any law, regulations, ruling or other requirement necessary to establish or maintain the tax advantages, protections or benefits available to such tax-sheltered annuity under Code section 403(b) and any other applicable law.

(11) This paragraph 11 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Endorsement to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by us, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      For purposes of this section, the following definitions apply:

      (a) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover is any distribution of all or any portion of the contract values to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required to comply with the minimum distribution and incidental death benefit requirements of section 401(a)(9) and 403(b)(10) of the Code; and the portion of any distribution that is not includible in gross income. An eligible rollover distribution also does not include any other amounts that may be excluded under regulations, procedures, notices, or rulings interpreting the term eligible rollover distribution under sections 401(a)(31), 402, or 403(b) of the Code.

      (b) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or another 403(b) annuity or 403(b)(7) custodial account, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (c) DISTRIBUTEE. The Contract Owner is a distributee. In addition, the Contract Owner's spouse, surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      (d) DIRECT ROLLOVER. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

      We reserve the right to prescribe reasonable forms and procedures for the election of direct rollovers under this paragraph including, but not limited to, requirements that the distributee provide us with adequate information, including, but not limited to: the name of the eligible retirement plan to which the rollover is to be made; a representation that the recipient plan is an individual retirement plan or a 403(b) annuity, as appropriate; acknowledgment from the recipient plan that it will accept the direct rollover; and any other information necessary to make the direct rollover.

(12) In the event this Contract is purchased under a plan which provides a salary reduction agreement, maximum elective deferrals may not exceed the annual limit on elective deferrals permitted by Code Section 403(b)(1)(e) and the regulations thereunder.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definitions and provisions of the Contract.

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Signed for us at our Office in Clearwater, Florida.



/s/ WILLIAM H. GEIGER                                /s/ JOHN R. KENNEY
----------------------                               ------------------
William H. Geiger                                    John R. Kenney
Secretary                                            President